Exhibit 99.1






                                  NEWS RELEASE


                                               CONTACT:  Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800

                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR THE FIRST QUARTER ENDED MARCH 31, 2003

Woodland Hills, California, May 14, 2003 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended March 31, 2003, revenues were $11,416,591 and the net income was $233,083 ($0.04 diluted income per share) compared with revenues of $10,651,993 and net income of $106,052 ($0.02 diluted income per share) for the quarter ended March 31, 2002.

Stockholders' equity was $38,617,503 at March 31, 2003, or $7.03 per common share including unrealized after-tax investment gains of $3,093,192 compared to stockholders' equity of $38,408,990 or $7.00 per common share including unrealized after-tax investment gains of $3,117,762 at December 31, 2002.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)



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                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)


                                                          Three Months Ended
                                                               March 31
                                                               --------
                                                        2003             2002
                                                        ----             ----
Revenues
--------
Insurance Company Revenues
   Premium earned                                     $11,425           $9,253
   Premium ceded                                        3,464            1,661
                                                        -----            -----
      Net premium earned                                7,961            7,592
   Investment income                                    1,267            1,390
   Other income                                            19                2
                                                        -----            -----
      Total Insurance Company Revenues                  9,247            8,984

Other Revenues from Insurance Operations
   Gross commissions and fees                           1,937            1,439
   Investment income                                       13                6
   Finance charges and late fees earned                   220              219
   Other income                                             -                4
                                                       ------           ------
      Total Revenues                                   11,417           10,652
                                                       ------           ------

Expenses
--------
Losses and loss adjustment expenses                     6,680            6,330
Policy acquisition costs                                1,784            2,150
Salaries and employee benefits                          1,235              987
Commissions to agents/brokers                             403              303
Other operating expenses                                  955              746
                                                       ------           ------
   Total Expenses                                      11,057           10,516
                                                       ------           ------

   Income Before Income Taxes                             360              136
Income Tax Provision                                      127               30
                                                          ---              ---

   Net Income                                            $233             $106
                                                          ===              ===


PER SHARE DATA
Basic
  Earning Per Share                                     $0.04            $0.02
  Weighted Average Shares (000)                         5,490            5,482
Diluted
  Earning Per Share                                     $0.04            $0.02
  Weighted Average Shares (000)                         5,507            5,487


INSURANCE COMPANY STATUTORY
   OPERATING RATIOS
Losses and Loss Adjustment Expenses
   to Net Premiums Earned                               83.5%             83.0%
Other Underwriting Expenses
   to Net Premiums Written                              29.6%             36.1%
                                                       -----             -----
      Combined Ratio                                   113.1%            119.1%
                                                       =====             =====